UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement

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☐ Definitive Information Statement

VAN ECK WORLDWIDE INSURANCE TRUST
(Name of Registrant as Specified in its Charter)

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IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.vaneck.com.

VAN ECK WORLDWIDE INSURANCE TRUST
WORLDWIDE MULTI-MANAGER ALTERNATIVES FUND

335 Madison Avenue, 19th Floor
New York, New York 10017

INFORMATION STATEMENT

April __, 2010

This Information Statement provides information regarding two new sub-advisers (each, a “New Sub-Adviser”) for Worldwide Multi-Manager Alternatives Fund (the “Fund”), a portfolio series of the Van Eck Worldwide Insurance Trust (the “Trust”).

At an in-person meeting on September 16-17, 2009 (the “Meeting”), the Board of Trustees of the Trust (the “Board”), comprised solely of Trustees who are not “interested persons” of the Trust or any of its series (the “Independent Trustees”), authorized Van Eck Associates Corporation, the Fund’s investment adviser (the “Adviser”) to enter into a sub-advisory agreement with each of the following New Sub-Advisers: Centaur Performance Group, LLC (“Centaur”) and Primary Funds, LLC (“Primary”). The Adviser entered into the sub-advisory agreements with each New Sub-Adviser on January 12, 2010.

This Information Statement provides information about each New Sub-Adviser, and discusses the terms of, and the Board’s considerations in approving, the sub-advisory agreements with each New Sub-Adviser. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (“SEC”), under which the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. As a condition of the Exemptive Order, the Adviser and the Trust are required to furnish shareholders with information about new sub-advisers and/or changes to the existing sub-advisory agreements.

THIS INFORMATION STATEMENT DOES NOT RELATE
TO A MEETING OF THE FUND’S SHAREHOLDERS OR TO ANY
ACTION BY SHAREHOLDERS. WE ARE NOT ASKING YOU
FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust currently consists of four separate portfolio series. In addition to the Fund, the Trust consists of the following series: Worldwide Bond Fund, Worldwide Emerging Markets Fund and Worldwide Hard Assets Fund. Shares of the Fund and the other series of the Trust are offered only through separate accounts of insurance companies to fund the benefits of variable life insurance and variable annuity policies.

The Fund seeks to achieve consistent absolute (positive) returns in various market cycles. The Fund pursues its objective by allocating its assets among (i) investment sub-advisers (the “Sub-Advisers”) with experience in managing alternative or non-traditional investment strategies, and (ii) affiliated and unaffiliated funds, including open end and closed end funds and exchange traded funds (“ETFs”), which employ a variety of investment strategies (collectively, the “Underlying Funds”).

The existing Sub-Advisers to the Fund consist of the following: Explorer Alternative Management, LLC (“Explorer”), Dix Hills Partners, LLC (“Dix Hills”), Lazard Asset Management LLC (“LAM”), Martingale Asset Management, L.P., PanAgora Asset Management, Inc. and Tetra Capital Management, LLC (“Tetra”). As of the date of this Information Statement, the Fund’s assets allocated to Sub-Advisers are allocated among Centaur, Dix Hills and Tetra.

The Adviser determines the allocation of the Fund’s assets among the various Sub-Advisers and Underlying Funds. The Adviser has retained Explorer to act as a Sub-Adviser to the Fund and to assist it in determining the appropriate allocation of the Fund’s assets among the Fund’s other Sub-Advisers as well as Underlying Funds. Explorer will not directly manage assets of the Fund. In selecting and weighting investment options, the Adviser seeks to identify Sub-Advisers and Underlying Funds which, based on their investment styles and historical performance, have the potential, in the opinion of the Adviser, to perform independently of each other and achieve positive risk-adjusted returns in various market cycles. This is referred to as “low correlation.” The degree of correlation of any given investment strategy of a Sub-Adviser or an Underlying Fund will, with other investment strategies and the market as a whole, vary as a result of market conditions and other factors, and some Sub-Advisers and Underlying Funds will have a greater degree of correlation with each other and with the market than others.

By allocating its assets among a number of investment options, the Fund seeks to achieve diversification, less risk and lower volatility than if the Fund utilized a single manager or a single strategy approach. The Fund is not required to invest with any minimum number of Sub-Advisers or Underlying Funds, and does not have minimum or maximum limitations with respect to allocations of assets to any Sub-Adviser, investment strategy or market sector. The Adviser may change the allocation of the Fund’s assets among the available investment options, and may add or remove Sub-Advisers, at any time. For a variety of reasons, including capacity and regulatory limitations, not all the Sub-Advisers may be available to the Fund if it chooses to use them in the future.

Each Sub-Adviser is responsible for the day-to-day management of its allocated portion of Fund assets. The Adviser has ultimate responsibility, subject to the oversight of the Board of Trustees of the Fund, to oversee the Sub-Advisers, and to recommend their hiring, termination and replacement. The Fund pays the Adviser a monthly fee at an annual rate of 2.50% of the Fund’s average daily net assets. This includes fees paid to the Adviser for accounting and administrative services and the fees of the Sub-Advisers. The addition of Centaur and Primary as sub-advisers will not result in a change to the Adviser’s advisory fee.

The Adviser has contractually agreed to waive fees and reimburse certain operating expenses (excluding interest, dividends on securities sold short, trading expenses, taxes and extraordinary expenses) to the extent the total annual Fund operating expenses exceed 2.15% of average daily net assets, at least until April 30, 2010. The agreement to limit the total annual Fund operating expenses is limited to the Fund’s direct operating expenses and, therefore, does not apply to any Underlying Fund fees and expenses, which are indirect expenses incurred by the Fund through its investments in Underlying Funds. Currently, the Adviser has agreed to waive its management fee with respect to any portion of the Fund’s assets invested directly by the Adviser (i.e., not by one of the Sub-Advisers) in an Underlying Fund (excluding money market funds). In addition, the Adviser will offset the management fee it charges to the Fund by the amount it collects as a management fee from an Underlying Fund managed by the Adviser, as a result of an investment of the Fund’s assets by a Sub-Adviser in such Underlying Fund.

The following table shows the advisory fee paid to the Adviser and the sub-advisory fees paid by the Adviser to the Fund’s Sub-Advisers during the period ended December 31, 2009.

Advisory Fee Paid to the Adviser	Advisory Fees Paid to the Adviser as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers as a % of Average Net Assets of the Fund

$188,125	2.49%	$38,161	0.51%

INFORMATION ABOUT THE NEW SUB-ADVISERS

Compensation

Under the sub-advisory agreements between the Adviser and each New Sub-Adviser, the Adviser is responsible for all fees payable to each New Sub-Adviser for its services as a Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of New Sub-Advisers to the Fund does not affect the management fees paid by the Fund or its shareholders.

Terms of the Sub-Advisory Agreements

The terms and conditions of the sub-advisory agreement with each New Sub-Adviser are substantially similar to one another and to those of each existing sub-advisory agreement with the Fund’s other Sub-Advisers, except that the fee rate to be paid to each New Sub-Adviser under its sub-advisory agreement may differ from the fee rate charged by the other New and existing Sub-Advisers pursuant to their respective sub-advisory agreements. A copy of the form of sub-advisory agreement between the Fund and each New Sub-Adviser is attached as Exhibit A to this Information Statement.

Generally, under the Fund’s sub-advisory agreements, each Sub-Adviser is responsible, with respect to the Fund’s assets allocated to Sub-Adviser (“the Allocated Assets”), for:

•

Other than in the case of Explorer, providing an investment program for the Allocated Assets in consultation with, and subject to the overall supervision and review of, the Board and the Adviser, and in accordance with the Fund’s investment objectives, policies and restrictions, and with the Fund’s articles of incorporation, bylaws, and prospectus;

•	Other than in the case of Explorer, providing the office space, facilities and equipment required for managing the Allocated Assets;

•	Other than in the case of Explorer, placing orders to purchase and sell investments and selecting brokers and seeking the best overall terms available for such transactions;

•	Other than in the case of Explorer, maintaining books and records on portfolio transactions;

•	Other than in the case of Explorer, providing transactional information to the Fund’s custodian;

•	providing records and reports to the Adviser and the Fund’s Board as necessary; and

•	maintaining compliance policies and procedures.

Centaur

General

Centaur is an investment adviser registered with the SEC. Centaur is located at 500 West Putnam Avenue, Greenwich, CT 06830. As of February 28, 2010, assets under management were approximately $12 million.

Investment Strategy

Centaur’s relative value credit strategy seeks to generate absolute returns through the utilization of select credit based investment strategies including: core credit long/short value, capital structure/relative arbitrage, and event driven/special opportunities which utilizes convertible securities, high yield bonds, bank debt, equities, and derivatives to create a portfolio that will exhibit an efficient risk-reward profile. Diversification, capital preservation and a disciplined use of leverage are the key components of its investment philosophy.

Principal Officers

The principal executive officers of Centaur and their principal occupations are listed in the table below:

Name	Principal Occupation

David B. McMahan PhD	Chairman and Chief Executive Officer

Ronald P. Fertig	Chief Operating Officer

Henry Pizzutello	Chief Investment Officer

Brad Cox	Chief Financial Officer

Patricia Ransom	Executive Vice President & Manager

Control Persons

As of February 28, 2010, David B. McMahan PhD at 500 West Putnam Avenue, Greenwich, CT 06830 owned of record or beneficially 10 percent or more of the outstanding voting securities of Centaur.

Primary

General

Primary is an investment adviser registered with the SEC. Primary is located at 300 Drakes Landing Road, Suite 205, Greenbrae, CA 94904. As of February 28, 2010, assets under management were approximately $36 million.

Investment Strategy

Primary’s investment strategy utilizes long and short equity positions to generate consistent, low-volatility returns. Investment analysis centers on fundamental stock selection while quantitative methods are employed to manage risk.

Principal Officers

The principal executive officers of Primary and their principal occupations are listed in the table below:

Name	Principal Occupation

Christopher J. Moshy	Member, Portfolio Manager and Compliance Officer

Timothy F. Madey	Member and Portfolio Manager

Control Persons

As of February 28, 2010, Chris Moshy at 300 Drakes Landing Road, Greenbrae, CA 94904 and Timothy Madey at 36413 Silcott Meadow Place, Purcellville, VA 20132 owned of record or beneficially 10 percent or more of the outstanding voting securities of Primary.

BOARD CONSIDERATION

          The Investment Company Act of 1940, as amended, provides, in substance, that each investment advisory agreement between a fund and its investment advisers will be entered into only if it is approved, and will continue in effect from year to year, after an initial two-year period, only if its continuance is approved at least annually, by the Board, including by a vote of a majority of the Trustees who are not “interested persons” of the Funds (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

          At the Meeting, the Board considered authorizing the Adviser to enter into new sub-advisory agreements with respect to the Fund, for an initial two-year term with each of the New Sub-Advisers. The Board reviewed and considered information that had been provided throughout the year at regular Board meetings as well as information prepared specifically in connection with the Board’s deliberations with respect to the approval of the proposed sub-advisory arrangements for the Fund. This information included, among other things, information about the Adviser’s short-term and long-term business plans with respect to the Fund; a description of the proposed sub-advisory agreements, their terms, and the services to be provided and fee to be paid thereunder; and information regarding the each New Sub-Adviser’s organization, personnel, investment strategies and key compliance procedures.

          In considering whether to approve the sub-advisory agreement with the New Sub-Advisers, the Board evaluated the following factors: (1) the nature, extent and quality of the services to be provided by each New Sub-Adviser; (2) the capabilities and background of each New Sub-Adviser’s investment personnel, and the overall capabilities, experience, resources and strengths of each New Sub-Adviser in managing other accounts utilizing similar investment strategies; (3) the terms of the sub-advisory agreement with each New Sub-Adviser and the reasonableness and appropriateness of the particular fee to be paid for the services described therein; (4) the willingness and ability of each New Sub-Adviser to implement its investment strategy for the Fund with a small amount of assets at the inception of the sub-advisory relationship; (5) the scalability of each New Sub-Adviser’s processes and procedures over time; and (6) the Fund’s structure and the manner in which each New Sub-Adviser’s investment strategy will assist the Fund in pursuing its investment objectives. The Board also met with representatives of each New Sub-Adviser.

          The Board concluded that each New Sub-Adviser is qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies, that each New Sub-Adviser’s investment strategy is appropriate for pursuing the Fund’s investment objectives, and that such strategy would be complementary to the investment strategies employed by the Fund’s other sub-advisers. The Board also concluded that the fees payable to each such New Sub-Adviser for its services are reasonable.

          In view of the small size of the Fund and the fact that none of the New Sub-Advisers is affiliated with the Adviser, the Board did not consider the profitability of the New Sub-Advisers to be relevant to its consideration of the sub-advisory agreements.

          The Board did not consider any single factor as controlling in determining whether or not to enter into the sub-advisory agreement with each New Sub-Adviser. Nor are the items described herein all of the matters considered by the Board. Based on its consideration of the foregoing factors and conclusions, and such other factors and conclusions as it deemed relevant, and assisted by the advice of its independent counsel, the Board concluded that entering into the sub-advisory agreements, including the fee structures, is in the interests of shareholders, and accordingly, the Board approved entering into the sub-advisory agreement with each New Sub-Adviser.

ADDITIONAL INFORMATION ABOUT THE ADVISER AND THE TRUST

The Adviser

The investment adviser and manager of the Fund is the Adviser, a Delaware corporation, pursuant to an Advisory Agreement with the Trust. The Adviser is an investment adviser registered with the SEC. Its principal business address is 335 Madison Avenue, 19th Floor, New York, New York 10017. John C. van Eck and members of his immediate family own 100% of the voting stock of the Adviser. The following chart provides information about the Adviser’s owners, directors and executive officers and those persons who are also officers of the Trust:

Name	Position with the Adviser	Position with the Trust

John C. van Eck	Chairman, Owner & Director	None

Derek S. van Eck	Executive Vice President, Director, Owner & Chief Investment Officer	Chief Executive Officer and President

Jan F. van Eck	Executive Vice President, Director and Owner	Executive Vice President

Bruce J. Smith	Senior Vice President, Treasurer and Chief Financial Officer	Senior Vice President and Chief Financial Officer

John Crimmins	Vice President of Portfolio Administration	Treasurer

Russell G. Brennan	Assistant Vice President and Assistant Treasurer	Assistant Vice President and Assistant Treasurer

Charles T. Cameron	Director of Trading and Portfolio Management	Vice President

Susan C. Lashley	Vice President	Vice President

Thomas. K. Lynch	Vice President and Chief Compliance Officer	Chief Compliance Officer

Joseph J. McBrien	Senior Vice President and General Counsel	Senior Vice President and Secretary

Jonathan R. Simon	Vice President and Assistant Secretary	Vice President and Assistant Secretary

Laura I. Martinez	Assistant Vice President and Associate General Counsel	Assistant Vice President and Assistant Secretary

Administrative and Accounting Services

Shares of the Fund are offered on a continuous basis and are distributed through Van Eck Securities Corporation, 335 Madison Avenue, 19th Floor, New York, New York 10017, a wholly owned subsidiary of the Adviser.

State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110 is the custodian of the Trust’s portfolio securities, cash, coins and bullion. The custodian is authorized, upon the approval of the Trust, to establish credits or debits in dollars or foreign currencies with, and to cause portfolio securities of the Fund to be held by its overseas branches or subsidiaries, and foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the Securities and Exchange Commission.

DST Systems, Inc., 210 West 10th Street, Kansas City, MO 64105 serves as transfer agent for the Trust.

Ernst & Young LLP, Five Times Square, New York, NY 10036 serves as independent registered public accounting firm for the Trust.

Goodwin Procter, LLP, Exchange Place, Boston, MA 02109 serves as counsel to the Trust.

Affiliated Brokerage Commissions

For the fiscal year ended December 31, 2009, [the Fund paid no commissions to brokers affiliated with the Adviser or the sub-advisers.]

Outstanding Shares and Ownership of Shares

Shares of the Fund issued and outstanding as of February 28, 2010 are indicated in the following table:

Fund	# of Shares

Worldwide Multi-Manager Alternatives Fund	774,731

Principal Shareholders

As of February 28, 2010, the following persons beneficially owned more than 5% of the outstanding shares of the Fund as indicated below:

INSURANCE COMPANY	Percentage

Lincoln Benefit Life Co – Annuity	31.69%
Jefferson National Life Insurance Co.	27.88%
Van Eck Securities Corp.	19.18%
New York Life	17.23%

As of February 28, 2010, the officers and Trustees of the Fund owned as a group less than 1% of the outstanding shares of the Fund.

REPORTS AVAILABLE

Copies of the Fund’s financial report will be furnished without charge upon request. Call Van Eck at 1-800-826-2333 or visit the Van Eck website at www.vaneck.com to request, free of charge, the annual or semi-annual reports or other information about the Fund. To reduce expenses, only one copy of the Fund’s annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a contract owner. Call Van Eck at the above number if you need additional copies of the annual report or information statement or if you do not want the mailing of these documents to be combined with those for other members of your household.

EXHIBIT A

SUB-INVESTMENT ADVISORY AGREEMENT

          AGREEMENT made as of the ____ day of ______, 20__ by and between ________, a corporation organized under the laws of the State of Delaware and having its principal place of business in _____, _____ (the “Sub-Advisor”) and Van Eck Associates Corporation, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the “Advisor”).

          WHEREAS, Van Eck Worldwide Insurance Trust (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (“1940 Act”); and

          WHEREAS, the Sub-Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (“Advisors Act”); and

          WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Trust offers shares in one of such series, namely, ________ (the “Fund”) and invests the proceeds in securities and other assets; and

          WHEREAS, the Trust has retained the Advisor to render management and advisory services; and

          WHEREAS, the Advisor desires to retain the Sub-Advisor to render investment advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets as may, from time to time, be allocated by the Advisor to the Sub-Advisor (the “Allocated Assets”) and the Sub-Advisor is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF SUB-ADVISOR

          With respect to the Allocated Assets the Advisor hereby appoints the Sub-Advisor to act as investment advisor to the Fund for the period and on the terms herein set forth. The Sub-Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Advisor serves as investment advisor to the Fund pursuant to this Agreement, the obligation of the Advisor under this Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Advisor, the Advisor and other sub-advisors as the Advisor, in its sole discretion, deems appropriate. Advisor will determine and review with Sub-Advisor the investment policies of the Fund; and, with respect to the Allocated Assets, the Sub-Advisor shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Advisor will compensate the Sub-Advisor for its services to the Fund. The Advisor or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Advisor at any time in their sole discretion, and the Advisor shall at such time assume the responsibilities of the Sub-Advisor unless and until a successor investment advisor is selected.

2. DUTIES OF SUB-ADVISOR

          With respect to the Allocated Assets only, the Sub-Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

          (a) Investment Program. The Sub-Advisor will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Advisor) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Allocated Assets shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Advisor will provide the services hereunder in accordance with the Fund’s investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust’s Registration Statement filed with the Securities and Exchange Commission, as amended from time to time, (together, the “Registration Statement”) and pursuant to any written guidelines provided by the Advisor, along with copies of the Trust’s Amended and Restated Master Trust Agreement and By-Laws as they may be amended from time to time, copies of which shall be sent to the Sub-Advisor by the Advisor. The Sub-Advisor also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Advisor and the Trust agree, subject always to the control of the Board and to the provisions of the Trust’s Amended and Restated Master Trust Agreement, the Trust’s By-Laws and the 1940 Act. The Sub-Advisor will provide the services under this Agreement so that the Allocated Assets will qualify as a regulated investment company under sub-chapter M of the Internal Revenue Code of 1986, as it may be amended from time to time. With respect to the services provided by the Sub-Advisor under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. Sub-Advisor will adopt, or has adopted, and will maintain procedures reasonably designed to ensure compliance.

          (b) Office Space and Facilities. The Sub-Advisor will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Assets.

          (c) Personnel. The Sub-Advisor shall provide executive and clerical personnel for managing the Allocated Assets, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Advisor or its affiliates, except as otherwise provided herein.

          (d) Portfolio Transactions. All orders placed by the Sub-Advisor for the purchase and sale of portfolio securities shall be for the account of the Fund with brokers or dealers selected by the Sub-Advisor. Although the Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub- Advisor or an affiliate of the Sub-Advisor in respect of accounts over which it exercises investment discretion. The Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Advisor or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Advisor or its affiliates provided that the Sub-Advisor does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Advisor. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Advisor, Sub-Advisor, or another of the Fund’s Sub-Advisor, or affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule

17e-1 procedures that the Trust’s Board of Trustees shall adopt from time to time. The Sub-Adviser agrees that it will not consult with any other investment adviser to the Fund concerning transactions on behalf of the Fund.

          (e) In connection with the purchase and sale of securities for the Fund, the Sub-Advisor will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Allocated Assets. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Advisor will arrange for the automatic transmission of the confirmation of such trades to the Fund’s custodian and record keeping agent.

          (f) The Sub-Advisor will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments. The Sub-Advisor, or its agent, will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek assistance from, or identifies for review, the Sub-Advisor. The Sub-Advisor, or its agent, shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

          (g) The Sub-Advisor, or its agent, will provide the Trust or the Advisor with all of the Fund’s investment records and ledgers maintained by the Sub-Advisor (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Advisor to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Advisor, or its agent, will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          (h) The Sub-Advisor will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund’s portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Advisor may reasonably request.

          (i) In managing the Fund and carrying out its obligations under this Agreement, the Sub-Advisor shall be entitled to receive and act upon advice of counsel to the Trust, counsel to the Advisor or counsel to the Sub-Advisor.

3. EXPENSES OF THE TRUST

          Except as provided in sections 2(d) and (h) above, the Sub-Advisor shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund. The Fund shall be responsible for all its own expenses.

4. SUB-ADVISORY FEE

          For the services and facilities to be provided to the Fund by the Sub-Advisor as provided in Paragraph 2 hereof, the Advisor shall pay the Sub-Advisor a fee, payable monthly, at the annual rate of ____% of the Fund’s average daily net Allocated Assets from the Advisory fee it receives from the Fund, as determined by the Trust or its third party administrator in accordance with procedures established, from time to time, by or under the direction of the Board. The Trust shall not be liable for the obligation of the Advisor to make payment to the Sub-Advisor.

5. REPRESENTATIONS, COVENANTS AND WARRANTIES

          (a) The Advisor hereby represents and warrants as follows:

(1)

That it is registered with the Securities and Exchange Commission as an investment advisor under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

(3)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

          (b) The Advisor hereby covenants and agrees that, so long as this Agreement shall remain in effect:

(1)

It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

(3)	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

          (c) The Sub-Advisor hereby represents and warrants, with respect to the Allocated Assets, as follows:

(1)

That it is registered with the Securities and Exchange Commission as an investment advisor under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

(3)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

          (d) The Sub-Advisor hereby covenants and agrees, with respect to the Allocated Assets, that, so long as this Agreement shall remain in effect:

(1)

It shall maintain its registration in good standing as an investment advisor under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

(3)	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

(4)

It shall promptly notify the Advisor and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Advisor and the Fund promptly with respect to written material that has been provided to the Fund or the Advisor by the Sub-Advisor for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information pertaining to the Sub-Advisor or Sub-Advisor’s services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Advisor, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading.

6. TRUST TRANSACTIONS

          The Sub-Advisor agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

7. RELATIONS WITH TRUST

          Subject to and in accordance with the Amended and Restated Master Trust Agreement and By-Laws of the Trust, the Articles of Incorporation and By-Laws of the Advisor, governing documents of the Sub-Advisor and any applicable law, rule or regulation, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Advisor (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Advisor are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Advisor is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Amended and Restated Master Trust Agreement, By-Laws and any applicable law, rule or regulation.

8. LIABILITY OF ADVISOR, SUB-ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST

          Neither the Advisor, Sub-Advisor nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Advisor, Sub-Advisor or such persons against any liability, to the Trust or its shareholders to which the Advisor or Sub-Advisor might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

9. INDEMNIFICATION

          (a) Not withstanding Section 8 of the Agreement, the Advisor agrees to indemnify and hold harmless the Sub-Advisor, any affiliated person of the Sub-Advisor, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (“Controlling Person”) the Sub-Advisor (all of such persons being referred to as “Sub-Advisor Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Advisor), or litigation (including legal and other) expenses to which a Sub-Advisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Advisor’s responsibilities to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Advisor and contained in the Registration Statement covering shares of the Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Advisor or the Trust or to any affiliated person of the Advisor by a Sub-Advisor Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Advisor provided however, that in no case shall the indemnity in favor of the Sub-Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

          (b) Notwithstanding Section 8 of this Agreement, the Sub-Advisor agrees to indemnify and hold harmless the Advisor, any affiliated person of the Advisor, and each controlling person of the Advisor (all of such persons being referred to as “Advisor Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Advisor), or litigation (including legal and other) expenses to which an Advisor Indemnified Person may become subject under the 1933 Act, 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Advisor’s responsibilities as sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied in writing by the Sub-Advisor for inclusion in the Registration Statement covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to such material fact so supplied by the Sub-Advisor, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Advisor, or any affiliated person of the Sub-Advisor by an Advisor Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Advisor provided however, that in no case shall the indemnity in favor of an Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

          (c) Neither the Advisor nor the Sub-Advisor shall be liable under this Section with respect to any claim made against an Advisor Indemnified Person or Sub-Advisor Indemnified Person (together “Indemnified Person” or each an “Indemnified Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Indemnified Person.

          (d) The parties agree not to, directly or through an affiliate, make any claim against an indemnifying party hereunder for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection therewith, except to the extent such claims or damages result from the negligence or willful misconduct of such indemnifying party.

10. DURATION AND TERMINATION OF THIS AGREEMENT

          (a) Duration. This Agreement shall become effective on the date hereof unless terminated as herein provided, this Agreement shall remain in full force and effect until July 31, 2009 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

          (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), or by the Advisor or Sub-Advisor, on sixty (60) days written notice to the other party.

          (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11. CONFIDENTIALITY

          (a) The parties understand that proprietary and confidential information will, from time to time, be exchanged. Proprietary and confidential information may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about the Fund, the Advisor or Sub-Advisor; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (“Confidential Information”), provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this provision. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

          (b) Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by a any Federal or State regulatory body, court, association, authority or agency such as the National Association of Securities Dealers or the Securities and Exchange Commission; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

12. PRIOR AGREEMENT SUPERSEDED

          This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

13. MISCELLANEOUS

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. USE OF NAME

          (a) It is understood that the name “Van Eck” or any derivative thereof or logo associated with that name is the valuable property of the Advisor and its affiliates, and that the Trust and Sub-Advisor have the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Fund. Upon termination of the Sub-Advisor Investment Advisory and Management Agreement between the Trust and the Advisor, the Sub-Advisor shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the name “__________” or any derivative thereof or logo associated with that name is the valuable property of the Sub-Advisor and its affiliates and that the Advisor, Trust and/or Fund have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is investment advisor to the Fund. Upon termination of this Agreement the Trust and Advisor shall forthwith cease to use such name (or derivative or logo).

15. LIMITATION OF LIABILITY

          The term “Van Eck Worldwide Insurance Trust” means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust.

16. SERVICES NOT EXCLUSIVE

          It is understood that the services of the Sub-Advisor are not exclusive, and nothing in this Agreement shall prevent the Sub-Advisor (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION	[INSERT NAME OF SUB-ADVISER]

By:	By:

Name:	Name:
Title:	Title: